THE CHEFS’ WAREHOUSE, INC. 8-K

Exhibit 99.1

The Chefs’ Warehouse Reports First Quarter 2016 Financial Results

Net Sales Increase 33%

Ridgefield, CT, May 3, 2016 – The Chefs’ Warehouse, Inc. (NASDAQ: CHEF), a premier distributor of specialty food products in the United States and Canada, today reported financial results for its first quarter ended March 25, 2016.

Financial highlights for the first quarter of 2016 compared to the first quarter of 2015:

  Net sales increased 32.6% to $262.4 million for the first quarter of 2016 from $197.9 million for the first quarter of 2015.
  Net income increased 2.7% to $993,000 for the first quarter of 2016 compared to $967,000 in the first quarter of 2015.
  Earnings per diluted share were $0.04 for the first quarter of 2016 compared to $0.04 for the first quarter of 2015.
  Modified pro forma earnings per diluted share[1] were $0.05 for the first quarter of 2016 compared to $0.08 for the first quarter of 2015.
  Adjusted EBITDA1 increased 36.5% to $10.4 million for the first quarter of 2016 compared to $7.6 million for the first quarter of 2015.

“Our core specialty business is off to a strong start in 2016. During the quarter we reported organic growth of nearly 8% in our specialty division and case, unique customer and placement growth all in the mid to high single digits,” said Chris Pappas, chairman and chief executive officer of The Chefs' Warehouse, Inc. “Our protein division experienced very strong gross margin improvement compared to a year ago. We still have improvements to realize in that part of the business, but we are pleased with our progress so far. We see significant opportunity for much further improvement as we further integrate our protein operations with our specialty operations to promote cross selling, consolidate buying power, and leverage computer systems and management. We also opened our new facility in San Francisco during the quarter. This new facility will enable us to consolidate three facilities into one, allowing us to better leverage our distribution infrastructure.”

First Quarter Fiscal 2016 Results

Net sales for the quarter ended March 25, 2016 increased 32.6% to $262.4 million from $197.9 million for the quarter ended March 27, 2015. The increase in net sales was primarily the result of organic growth and the acquisition of Del Monte in April 2015, which accounted for approximately $52.1 million of net sales growth for the quarter. Organic growth contributed approximately $12.4 million, or 6.3%, to quarter-over-quarter growth. Compared to the first quarter of 2015, the Company’s case count grew approximately 7.5%, while the number of unique customers and placements grew 5.1% and 6.1%, respectively, in the core specialty business in the first quarter of 2015. Inflation was approximately 0.7% during the quarter, driven largely by inflation in the dairy, chocolate and baking categories offset in part by deflation in proteins.

Gross profit increased approximately 32.6% to $66.0 million for the first quarter of 2016 from $49.8 million for the first quarter of 2015. Gross profit margins were flat at 25.1% for both the first quarter of 2016 and the first quarter of 2015. Gross profit margins decreased approximately 52 basis points in the Company’s specialty division compared to very strong margins in the first quarter of the prior year. Gross profit margins increased approximately 417 basis points in the protein division due to improved performance of the Company’s Allen Brothers subsidiary and the mix contribution from Del Monte.

1Please see the Consolidated Statements of Operations at the end of this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, modified pro forma net income and modified pro forma EPS to these measures’ most directly comparable GAAP measure.

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Total operating expenses increased by approximately 30.0% to $60.6 million for the first quarter of 2016 from $46.6 million for the first quarter of 2015. As a percentage of net sales, operating expenses were 23.1% in the first quarter of 2016 compared to 23.6% in the first quarter of 2015. The decrease in the Company’s operating expense ratio is largely attributable to favorable transportation related costs and prior year transaction costs related to the Company’s acquisition of Del Monte, offset in part by higher occupancy related costs associated with the new warehouse facilities and higher amortization expense related to the Del Monte acquisition.

Operating income for the first quarter of 2016 was $5.4 million compared to $3.1 million for the first quarter of 2015. As a percentage of net sales, operating income was 2.0% in the first quarter of 2016 compared to 1.6% in the prior year’s first quarter. The increase in operating income as a percentage of net sales was driven primarily from the improvement in operating expense leverage discussed above.

Net income was $1.0 million, or $0.04 per diluted share, for the first quarter of 2016 compared to $967,000, or $0.04 per diluted share, for the first quarter of 2015. The first quarter of 2015 included a $204,000 after-tax gain on the sale of assets. The diluted earnings per share for the first quarter of 2016 does not include the dilutive effect of the subordinated convertible notes issued as part of the Del Monte acquisition in April 2015 since they were anti-dilutive in the first quarter of 2016.

On a non-GAAP basis, adjusted EBITDA1 was $10.4 million for the first quarter of 2016 compared to $7.6 million for the first quarter of 2015. For the first quarter of 2016, modified pro forma net income1 was $1.3 million and modified pro forma EPS1 was $0.05 compared to modified pro forma net income of $1.9 million and modified pro forma EPS of $0.08 for the first quarter of 2015. The modified pro forma EPS for the first quarter of 2016 does not include the dilutive effect of the subordinated convertible notes issued as part of the Del Monte acquisition in April 2015 since they were anti-dilutive in the first quarter of 2016.

Full Year 2016 Guidance

Based on current trends in the business, the Company is updating its financial guidance for fiscal year 2016, which includes a 53rd week:

  Net sales between $1.15 billion and $1.18 billion
  Adjusted EBITDA between $68.0 million and $73.0 million
  Net income between $20.5 million and $22.0 million
  Net income per diluted share between $0.75 and $0.80
  Modified pro forma net income per diluted share between $0.77 and $0.83

This guidance is based on an effective tax rate of approximately 41.5% to 42.0% and fully diluted shares of approximately 27.25 million shares.

First Quarter 2015 Earnings Conference Call

The Company will host a conference call to discuss first quarter 2016 financial results today at 5:00 p.m. EST. Hosting the call will be Chris Pappas, chairman and chief executive officer, and John Austin, chief financial officer. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com/. The call can also be accessed live over the phone by dialing (877) 407-4018, or for international callers (201) 689-8471. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 13634657. The replay will be available until Tuesday, May 10, 2016, and an online archive of the webcast will be available on the Company’s investor relations website for 30 days.

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Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the Company's ability to successfully deploy its operational initiatives to achieve synergies from the acquisition of the Del Monte entities; the Company's sensitivity to general economic conditions, including the current economic environment, changes in disposable income levels and consumer discretionary spending on food-away-from-home purchases; the Company's vulnerability to economic and other developments in the geographic markets in which it operates; the risks of supply chain interruptions due to a lack of long-term contracts, severe weather or more prolonged climate change, work stoppages or otherwise; the risk of loss of customers due to the fact that the Company does not customarily have long-term contracts with its customers; the risks of loss of revenue or reductions in operating margins in the Company’s protein business as a result of competitive pressures within this segment of the Company’s business; changes in the availability or cost of the Company's specialty food products; the ability to effectively price the Company's specialty food products and reduce the Company's expenses; the relatively low margins of the foodservice distribution industry and the Company's and its customers' sensitivity to inflationary and deflationary pressures; the Company's ability to successfully identify, obtain financing for and complete acquisitions of other foodservice distributors and to integrate and realize expected synergies from those acquisitions; the Company's ability to begin servicing customers from its new Chicago, San Francisco and Las Vegas distribution centers and the expenses associated therewith; increased fuel cost volatility and expectations regarding the use of fuel surcharges; fluctuations in the wholesale prices of beef, poultry and seafood, including increases in these prices as a result of increases in the cost of feeding and caring for livestock; the loss of key members of the Company's management team and the Company's ability to replace such personnel; and the strain on the Company's infrastructure and resources caused by its growth. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company's most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 4, 2016 and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company's control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs' Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation's leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolatiers, cruise lines, casinos and specialty food stores. The Chefs' Warehouse, Inc. carries and distributes more than 34,000 products to more than 26,000 customer locations throughout the United States and Canada.

Contact:

Investor Relations

John Austin, (718) 684-8415

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THE CHEFS' WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THIRTEEN WEEKS ENDED MARCH 25, 2016 AND MARCH 27, 2015
(in thousands except share amounts and per share data)

	Thirteen Weeks Ended

	March 25, 2016	March 27, 2015
	(unaudited)	(unaudited)

Net Sales	$262,401	$197,891
Cost of Sales	196,443	148,135
Gross Profit	65,958	49,756

Operating Expenses	60,598	46,616
Operating Income	5,360	3,140

Interest Expense	3,656	1,836
Loss (Gain) on Disposal of Assets	3	(349)

Income Before Income Taxes	1,701	1,653

Provision for Income Tax Expense	708	686

Net Income	$993	$967

Net Income Per Share:
Basic	$0.04	$0.04
Diluted	$0.04	$0.04

Weighted Average Common Shares Outstanding:
Basic	25,884,051	24,666,557
Diluted	25,917,350	24,722,275

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THE CHEFS' WAREHOUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 25, 2016 AND DECEMBER 25, 2015
(in thousands)

	March 25, 2016	December 25, 2015
	(unaudited)

Cash	$2,745	$2,454
Accounts receivable, net	113,333	124,139
Inventories, net	91,266	92,758
Deferred taxes, net	5,022	5,256
Prepaid expenses and other current assets	8,791	9,164
Total current assets	221,157	233,771

Equipment and leasehold improvements, net	56,023	54,283
Software costs, net	4,725	4,511
Goodwill	155,848	155,816
Intangible assets, net	129,500	132,211
Other assets	3,286	3,089
Total assets	$570,539	$583,681

Accounts payable	$57,920	$64,888
Accrued liabilities	23,554	24,258
Accrued compensation	5,807	7,732
Current portion of long-term debt	4,701	6,030
Total current liabilities	91,982	102,908

Long-term debt, net of current portion	262,615	266,207
Deferred taxes, net	9,954	9,316
Other liabilities	16,183	17,286
Total liabilities	380,734	395,717

Preferred stock	—	—
Common stock	263	263
Additional paid in capital	125,433	125,170
Cumulative foreign currency translation adjustment	(2,364)	(2,949)
Retained earnings	66,473	65,480
Stockholders' equity	189,805	187,964

Total liabilities and stockholders' equity	$570,539	$583,681

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THE CHEFS' WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THIRTEEN WEEKS ENDED MARCH 25, 2016 AND MARCH 27, 2015
(unaudited; in thousands)

	March 25, 2016	March 27, 2015

Cash flows from operating activities:
Net Income	$993	$967

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,206	887
Amortization	2,783	1,345
Provision for allowance for doubtful accounts	1,034	662
Deferred credits	869	(15)
Deferred taxes	1,159	(722)
Amortization of deferred financing fees	358	284
Stock compensation	560	324
Loss (Gain) on disposal of assets	3	(349)
Change in fair value of earn-out liability	(345)	40
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	9,855	3,272
Inventories	1,626	4,249
Prepaid expenses and other current assets	377	2,268
Accounts payable and accrued liabilities	(10,773)	(5,762)
Other liabilities	(271)	(156)
Other assets	(519)	(87)
Net cash provided by operating activities	8,915	7,207

Cash flows from investing activities:
Capital expenditures	(3,161)	(9,053)
Proceeds from asset disposals	—	1,516
Net cash used in investing activities	(3,161)	(7,537)

Cash flows from financing activities:
Payment of debt	(1,897)	(1,884)
Net change in revolving credit facility	(3,382)	2,600
Cash paid for contingent earnout obligation	—	(1,420)
Surrender of shares to pay withholding taxes	(297)	(222)
Net cash used in financing activities	(5,576)	(926)

Effect of foreign currency translation adjustment on cash and cash equivalents	113	(112)

Net decrease in cash and cash equivalents	291	(1,368)
Cash and cash equivalents at beginning of period	2,454	3,328
Cash and cash equivalents at end of period	$2,745	$1,960

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THE CHEFS' WAREHOUSE, INC.
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME
THIRTEEN WEEKS ENDED MARCH 25, 2016 AND MARCH 27, 2015
(unaudited; in thousands)

	Thirteen Weeks Ended
	March 25, 2016	March 27, 2015

Net Income:	$993	$967
Interest expense	3,656	1,836
Depreciation	1,206	887
Amortization	2,783	1,345
Provision for income tax expense	708	686
EBITDA (1)	9,346	5,721

Adjustments:
Stock compensation (2)	560	324
Duplicate rent (3)	303	392
Integration and deal costs/third party transaction costs (4)	223	1,014
Change in fair value of earn-out obligation (5)	(345)	40
Moving expenses (6)	304	119

Adjusted EBITDA (1)	$10,391	$7,610

1.	We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
2.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.
3.	Represents duplicate rent expense for our Bronx, NY and San Francisco, CA distribution facilities.
4.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal, integration and cash and non-cash stock transaction bonuses.
5.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.
6.	Represents moving expenses for the consolidation of our San Francisco, CA and Los Angeles, CA facilities.

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THE CHEFS' WAREHOUSE, INC.
RECONCILIATION OF MODIFIED PRO FORMA NET INCOME TO NET INCOME
THIRTEEN WEEKS ENDED MARCH 25, 2016 AND MARCH 27, 2015
(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended
	March 25, 2016	March 27, 2015

Net Income	$993	$967

Adjustments to Reconcile Modified Pro Forma Net Income to Net Income (1):
Duplicate rent (2)	303	392
Integration and deal costs/third party transaction costs (3)	223	1,014
Moving expenses (4)	304	119
Change in fair value of earnout obligation (5)	(345)	40
Tax effect of adjustments (6)	(202)	(649)

Total Adjustments	283	916

Modified Pro Forma Net Income	$1,276	$1,883

Diluted Earnings per Share - Modified Pro Forma	$0.05	$0.08

Diluted Shares Outstanding - Modified Pro Forma	25,917,350	24,722,275

1.	We are presenting modified pro forma net income and modified pro forma EPS, which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use modified pro forma net income available to common stockholders and modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma net income available to common stockholders and modified pro forma EPS as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
2.	Represents duplicate rent expense for our Bronx, NY and San Francisco, CA distribution facilities.
3.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal, integration and cash and non-cash stock transaction bonuses.
4.	Represents moving expenses for the consolidation of our San Francisco, CA and Los Angeles, CA facilities.
5.	Represents the non-cash change in fair value of contingent earn-out liabilites related to our acquisitions.
6.	Represents the tax effect of items 2 through 5 above.

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THE CHEFS' WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2016
(unaudited; in thousands)

	Low-End Guidance	High-End Guidance

Net Income:	$20,500	$22,000
Provision for income tax expense	14,500	16,000
Depreciation & amortization	16,000	17,000
Interest expense	14,000	14,500
EBITDA (1)	65,000	69,500

Adjustments:
Stock compensation (2)	2,100	2,300
Duplicate occupancy and moving costs (3)	700	800
Change in fair value of earn-out obligations (4)	200	400

Adjusted EBITDA (1)	$68,000	$73,000

1.	We are presenting estimated EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to our estimated net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
2.	Represents non-cash stock compensation expense expected to be associated with awards of restricted shares of our common stock to our key employees and our independent directors.
3.	Represents occupancy costs, including rent, utilities and insurance, and moving costs expected to be incurred in connection with the Company's facility consolidations while we are unable to use those facilities.
4.	Represents the non-cash change in fair value of earn-out liabilities related to the Company's acquisitions.

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THE CHEFS' WAREHOUSE, INC.
2016 FULLY DILUTED EPS GUIDANCE RECONCILIATION TO 2016 MODIFIED
PRO FORMA FULLY DILUTED EPS GUIDANCE (1)(2)

	Low-End	High-End
	Guidance	Guidance

Net income per diluted share	$0.75	$0.80

Duplicate occupancy and moving costs (3)	0.02	0.02
Change in fair-value of earn-out obligation (4)	—	0.01

Modified pro forma net income per diluted share	$0.77	$0.83

1.	We are presenting estimated modified pro forma EPS, which is not a measurement determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe this measure provides an additional metric to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to estimated net income per diluted share, provides a more complete understanding of our expectations for our business than could be obtained absent this disclosure. We use modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma EPS as a performance measure permits a comparative assessment of our expectations regarding our estimated operating performance relative to our estimated operating performance based on our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
2.	Guidance is based upon an estimated effective tax rate of 41.5% to 42.0% and an estimated fully diluted share count of approximately 27.25 million shares.
3.	Represents occupancy costs, including rent, utilities and insurance, and moving costs expected to be incurred in connection with the Company's facility consolidations while we are unable to use those facilities.
4.	Represents the non-cash change in fair value of contingent earn-out liabilites related to the Company's acquisitions.

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